East Coast Spring Analyst Meetings March 15-16, 2007
Good afternoon!
I am Russ Strobel, Chairman, President and Chief Executive Officer of Nicor.
With me today are Rick Hawley, Chief Financial Officer and Mark Knox, Director of Investor Relations.

Agenda Long-term Objectives Business Overview and Strategies Financial Update Legal Update Wrap-up
Here is today’s agenda.
I’ll briefly cover our long-term objectives and give an overview of our businesses.
Rick will then follow with a financial and legal update.
I’ll then return to wrap things up and we’ll take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.
Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.
Please keep this in mind when asking your questions and considering our responses.

Primary Businesses Gas Distribution Wholesale Energy Services Containerized Shipping Retail Services
As most of you know, Nicor continues to be built on the foundation of two core businesses.
•	Our natural gas distribution segment, Nicor Gas, and

•	Our containerized shipping segment, Tropical Shipping.
We also have other energy-related businesses, which are built on the:
•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

Financial Objectives Key Strategies Steady earnings growth Maintain high returns on equity Pay solid dividend Sustain financial performance in our gas distribution business Expand our shipping operations Develop new products and services and expand geographically in our retail energy businesses Capitalize on capabilities and expand service offerings in our wholesale energy services business Maintain our financial strength Objectives and Strategies
Over the years, we have remained committed to three simple objectives:
•	providing steady earnings growth,

•	maintaining high returns on equity, and

•	paying a solid dividend.
To achieve these objectives, we are committed to actions that will improve our performance:
•	Grow our core businesses by sustaining the financial performance of our gas distribution business and further expanding our shipping operations,

•	Develop new products and services; and expand geographically in our retail energy businesses,

•	Capitalize on the capabilities; and expand our service offerings of our wholesale energy services business and

•	Maintain our financial strength.

Business Strategies Approach Disciplined and systematic Synergies and strategic fit with core businesses Foundation Strong financial position Large customer base Strategic locations and assets Successful unregulated businesses Solid management team
Our approach to grow our business over the long-term has been and will remain disciplined and systematic.
Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.
I believe we have several factors that will contribute to our long-term success including:
•	a strong financial position,

•	large customer base,

•	strategic locations and assets, and

•	successful unregulated businesses.
Supporting these distinguishing qualities is a solid and diverse management team.
Let me now discuss our businesses and strategies in more detail.

Nicor Gas Profile Gas distribution 2.2 million customers in northern Illinois Diverse customer base Customer growth Premium service territory Operating efficiency Significant supply assets Strategic location Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet
Our primary business is Nicor Gas.
•	Nicor Gas is one of the largest natural gas distributors in the nation

•	We serve nearly 2.2 million customers in northern Illinois — excluding the city of Chicago.

•	We have a reputation for providing safe, reliable, cost effective service.

•	We serve a good market for natural gas:
•	with a diverse mix of industries,

•	consistent growth in customers, and

•	a high demand for space heating.
•	We have a long history of low base rates.

•	We are at or near the top for most efficiency measures in our industry.

•	We have significant underground storage assets — about 150 BCF of annual storage capacity.

•	We are strategically located on the nation’s Midwest natural gas pipeline grid– with access to 8 interstate pipelines.

•	And we have a strong balance sheet – long-term debt AA rated by S&P

Business Environment Key Strategies High gas prices and volatility Demand erosion Increased costs of doing business Manage controllable cost increases Improve operating effectiveness Evaluate potential rate relief mechanisms Provide quality customer service Maintain a high- performance culture Nicor Gas
In the fall of 2005 we took a positive step toward rebuilding the earnings level of Nicor Gas when the Illinois Commerce Commission granted Nicor Gas an annual increase in rates of about $30 million.
However, like most LDCs, Nicor Gas continues to operate in a challenging business environment.
Most notably, high and volatile natural gas prices, which can impact our business in many ways –
•	Residential customers are more apt to conserve energy and purchase new energy-efficient heating systems,

•	Demand diminishes; and

•	Bad debt and other operating costs increase.
Nicor Gas’ cost of business, exclusive of the effects of gas prices, have also increased, due in large part to higher depreciation, health care, labor and compliance-related costs. Many of the same factors impacting all industries.
To address these conditions, we will continue our focus on achieving new levels of efficiencies and managing operating costs we can control and on improving the overall effectiveness of our operations.
This renewed focus has already produced meaningful results and has created an enhanced environment to encourage and promote creative thinking by our employees for reducing costs and improving work processes.
We will also continue to monitor the regulatory environment with the goal of identifying and seeking appropriate rate relief mechanisms that would allow us to mitigate the impact of higher natural gas costs and reduce earning volatility.
While managing our results for our investors, we will also uphold our pledge to provide quality customer service and to maintain a high-performance, diverse organization that delivers business results.

Tropical Shipping Containerized Shipping Serves Caribbean and Bahamas High market shares in ports served Excellent reputation Strong margins and good internal cash flow Experienced management team
Our second largest business is Tropical Shipping.
Tropical Shipping is:
•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.

•	It is one of the largest transporters of containerized cargo in its service territory.

•	It is a niche player with assets customized for its region.

•	It has leading market shares in most of the ports it serves.

•	It is built on a reputation for on-time, high-quality service.

•	It generates strong margins with good internal cash flow.

•	And, it has an experienced and capable management team.

Business Environment Key Strategies Favorable economic conditions Tax-related benefits Price and volume pressures Fuel prices Changing trade patterns Stricter homeland security requirements Continue to grow and expand the business Strategic niche acquisitions Focus on cost controls Take advantage of new trans-shipment opportunities Improve service delivery, reliability and asset utilization Tropical Shipping
Tropical earnings are expected to remain strong as we look forward –
•	Average shipping rates have remained strong, and

•	The economic outlook in our service territory continues to be positive.
We also expect 2007 earnings to continue benefiting from steps taken in January 2006 when we reorganized certain shipping and related operations principally to take advantage of provisions of the American Jobs Creation Act, providing an opportunity to minimize the federal income tax impact on Tropical’s ongoing earnings.
Essentially the reorganization involved the transfer of certain assets and personnel, principally from U.S. companies to the offshore subsidiaries.
As a result of that reorganization, to the extent shipping earnings are not repatriated to the U.S., such earnings are not subject to current federal taxation.
Despite these upside potentials, Tropical’s performance could face challenges from –
•	Ongoing competition and its impact on rates and volumes;

•	Increases in fuel prices (may impact customer inventory levels and imports),

•	Higher costs caused by stricter homeland security requirements,

•	And changes in global trading patterns (caused by homeland security constraints, more direct purchases from Far East, and higher U.S. duty rates compared to Caribbean produced goods).
Still, over the years, Tropical has been able to grow its business through a combination of –
•	Opportunistic expansion, and

•	Niche acquisitions.
Going forward, the company plans to continue with this approach and expects to further increase its market position by -
•	Intensifying its focus on cost reduction efforts to preserve margins,

•	Expanding its less-than-container-load and cargo insurance businesses,

•	Capitalizing on new interisland trans-shipment opportunities caused by changes in global trading patterns,

•	Improving service delivery, reliability and asset utilization.

Provider of energy-related products and services Service line protection Utility-bill management products Commodity-based products Warranty products HVAC and replacement services Utility hook-up services Mitigates weather risk at utility Other Energy-Related Ventures - Retail Services
Let me now turn to our other energy-related ventures, starting with our retail energy businesses.
Businesses under this platform offer a range of energy-related products and services including:
•	warranty contracts on residential heating and cooling systems,

•	utility billing management products,

•	commodity-based products — as a certified alternative gas supplier in Illinois,

•	HVAC-related services, and

•	utility hook-up services for customers that are moving.
Driven in large part by new customer contracts and new product offerings, these businesses have made meaningful contributions to our overall earnings in recent years and their outlook for continued growth remains positive.
We also get another benefit from our other energy-related ventures.
One of our utility-bill management products, offered through our retail businesses, provide a natural and partial offset to the weather risk at our gas distribution business.
The amount of the offset will vary depending on a number of factors, but for 2006 it offset a little more than 50 percent of our utility’s weather impact.

Enerchange - Wholesale marketing and trading of natural gas supply-related services Provides Retail commodity support Hub administration Nicor Gas' storage and transportation services Iowa Kentucky Indiana Missouri Illinois Nicor Gas Service Area Interstate Pipelines Nicor Transmission System Nicor Storage Fields Other Energy-Related Ventures - Wholesale Energy Services
We also have wholesale supply-related businesses.
Our wholesale energy services platform consists of Nicor Enerchange.
Nicor Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets.
Specifically, Enerchange engages in the wholesale marketing and trading of natural gas supply related services to others including intrastate and interstate pipelines, LDC’s, power generators, natural gas marketers and brokers, and commercial/industrial end-users.
Enerchange also -
•	Manages financial derivatives and procures commodity to support our retail services products (i.e. fixed bill and commodity-based product), and

•	Administers the marketing of transportation and storage services using underutilized storage assets of our Chicago Hub – a Nicor Gas business that provides interruptible transportation and storage services to LDC’s and interstate pipeline shippers.
By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.

Retail Services Wholesale Services Increase market share of existing products and services Develop new products and services Expand geographically into new markets Improve operating efficiencies and effectively manage risks Expand transportation and storage assets under management Continue to build our commercial and industrial end-user customer base Provide balancing services to large wholesale suppliers and markets Support our retail commodity products Other Energy-Related Ventures - Strategies
Overall, our other energy-related ventures are a key component of our business strategies.
For our retail services, we are taking a structured approach to developing this segment by:
•	increasing the market share of current products and services in Nicor’s existing territory,

•	developing new products and services,

•	evaluating expansion opportunities into areas outside of our existing territories, and

•	continuing to improve operating efficiencies and managing risks.
For our wholesale energy services, we want to optimize the use of storage and transmission assets to improve our long-term earnings.
Additional opportunities for growing this business may exist by:
•	expanding transportation and storage assets under management,

•	continuing to build our commercial/industrial end-user customer base in our utility’s territory,

•	Providing balancing services to large wholesale suppliers and markets (i.e. LDC’s, producers and third parties), and/or

•	providing support for our retail company’s commodity products,
Let me now turn things over to Rick for a financial update.

Financial Update Twelve Months Ended EPS 2006 2005 Reported diluted EPS 2.87 3.07 Absent noteworthy items 3.04 2.28
Thanks Russ.
As we reported in our press release last month, twelve-months ended December 31, 2006 diluted earnings per share were $2.87, compared to $3.07 per share for the same period in 2005. Both periods included noteworthy items.
2006’s twelve-month results include the effects of a cost recovery associated with our mercury repair and inspection program of 5 cents per share and a charge associated with a United States Securities and Exchange Commission inquiry of 22 cents per share. 2005’s twelve-month financial results include the effects of D&O insurance recoveries, including earnings thereon, net of a shareholder derivative settlement. The insurance recoveries were received in connection with the derivative settlement and a securities class action settlement announced in early 2004. These net recoveries had a net positive impact of 41 cents per share on 2005 annual results. 2005’s twelve-month results also included the effects of a fourth quarter federal income tax benefit of 38 cents per share associated with our repatriation of foreign earnings under the American Jobs Creation Act. In total, these two items had a positive impact on earnings of about 79 cents per share on 2005’s full year results.
Removing the effects of these items for comparison purposes gives you 2006 twelve-month earnings of $3.04 per share compared to $2.28 per share in 2005.
Excluding the noteworthy items, earnings for the 2006 twelve-month period, compared to 2005, reflected higher operating results in our gas distribution, shipping and other energy-related businesses, higher corporate operating income and certain net income tax benefits resulting primarily from the reorganization of certain shipping and related activities effective in January 2006, to take advantage of certain provisions of the American Jobs Creation Act.

Financial Update 2007 Financial Outlook The earnings per share estimate provided in our 2006 fourth quarter earnings announcement on February 23, 2007 indicated a range of $2.65 to $2.85 Compared to 2006 (excluding the impact of noteworthy items) the estimate assumes: Improved operating results in our gas distribution business and other energy ventures Comparable operating results in our shipping business Lower earnings due to higher interest costs and the absence of certain benefits recorded in 2006 Consistent with prior guidance, the estimates assumed, among other things, normal weather for the remainder of the year and excluded any impacts associated with fair value accounting adjustments, the ICC's PBR/PGA review or other contingencies
Turning to our outlook for 2007, we expect earnings to be in the $2.65 to $2.85 per share range. Our outlook assumes normal weather for the year, but excludes, among other things, any future impacts associated with the ICC’s PBR plan/PGA review or other contingencies. Our estimate also does not reflect the future variability in earnings due to fair value accounting adjustments at Enerchange and other impacts that could occur because of volatility in the natural gas markets.
Compared to 2006 (removing the impact of the 2006 noteworthy items mentioned earlier) our 2007 estimate assumes:
Higher pretax operating results at Nicor Gas due to increased natural gas deliveries due to normal weather and lower operating and maintenance expenses; partially offset by higher depreciation.
We expect to see improved operating results in our other energy-related ventures.
Tropical’s operating results are expected to be comparable to 2006. Although, we also continue to expect relatively low tax costs on operating earnings due to the reasons Russ mentioned earlier.
We also expect higher interest costs and the absence of certain benefits recorded in 2006, including a gain on the sale of an equity interest, a legal cost insurance recovery, and certain tax-related benefits, which have been discussed in previous disclosures.
As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

Legal Update Performance-base rate plan proceedings have recommenced - no timeline for decision SEC tentative settlement agreement U.S. Attorney inquiry closed
Before I turn things back to Russ, let me briefly update you on the status of the PBR and SEC related matters.
The PBR hearings that were previously in a stay while parties completed additional discovery, have since recommenced. We can not be sure when the proceedings will conclude or issues will be resolved. In December, the Administrative Law Judges issued a scheduling order that provides for the submission by Nicor Gas of its direct testimony by April 13, 2007. No date has been set for the submission of testimony by other parties to the proceeding. The next status hearing is scheduled for June 21, 2007.
In regards to the SEC matter, as previously announced in July 2006 we reached a tentative settlement agreement of $10 million with the Staff of the SEC. The tentative settlement is subject to SEC commissioner approval and entry of a final judgment by a federal court. We can give no assurance that the SEC commissioners and/or federal court will approve the settlement.
Finally, in December 2006 we announced that the U.S. Attorney advised us that it is closing its separate inquiry and will not seek to prosecute the company or any individuals in connection with the PBR plan.
That concludes my remarks, let me now turn things back to Russ for a wrap-up.

Key Messages Nicor is financially strong and positioned for long-term success Rising costs and high and volatile gas prices pressure gas distribution results Strategic locations and assets provide a foundation for potential energy-related opportunities Actions have been taken to rebuild the earnings at our primary business through a renewed focus on cost management and past rate relief Non-utility businesses are performing well and all anticipate earnings growth Experienced leadership team Focused on customer satisfaction and good corporate citizenship Wrap-Up
Thanks Rick
In closing, let me stress a few key points.
First, Nicor is a financially strong company. However, like many others in our industry, we continue to face earnings challenges.
Cost increases, especially those caused by high and volatile natural gas prices, can negatively impact results at Nicor Gas.
But, despite these challenges, we believe that Nicor is positioned for long-term success.
Our financial strength and our strategic location and assets provide an excellent foundation for potential energy-related opportunities.
We have also taken important steps towards rebuilding the earnings base at Nicor Gas through a renewed focus on managing controllable operating costs and through the rate relief we received in late 2005.
In addition, our non-utility businesses continue to perform solidly and we will continue to grow these businesses prudently.
Supporting these qualities is an experienced management team and dedicated employees who have a passion for –
•	providing quality customer service,

•	developing new and profitable service offerings, and

•	being good corporate citizens.

Visit our website: www.nicor.com
I thank you for your interest in our company and will now open the floor for questions.